WISDOMTREE TRUST
                    UNANIMOUS WRITTEN CONSENT OF THE TRUSTEES
                              as of March 13, 2006


         In conformity with Section 3806(e) of the Statutory Trust Act of the State of Delaware and Article II, Section 7 of the Trust Instrument of WisdomTree Trust, a Delaware Statutory Trust (the "Trust"), the undersigned, being all of the trustees of the Trust, hereby consent to and adopt the following resolutions and take the following actions with the same force and effect as if such resolutions had been duly adopted and such actions duly taken at a meeting of the Board of Trustees of the Trust duly called and convened for such purpose on March 13, 2006, with a full quorum present and acting throughout, and direct that this Consent be filed with the minutes of the proceedings of the Trust:

Approval of D&O / E&O Policy

         RESOLVED, that the Board of Trustees of WisdomTree Trust hereby determines that the purchase of the directors and officers and errors and omissions liability insurance policy (the "Policy") be, and hereby is, in the best interests of the Trust; and it is

         FURTHER RESOLVED, that the purchase of the Policy written by the following entity in the following amount:

         Issuer of Policy                                     Amount of Coverage
         St. Paul Surplus Lines Insurance Company                 $ 5,000,000

         insuring WisdomTree Trust, on behalf of the Funds, and its Trustees and officers, against insured liabilities and expenses (with certain exceptions) arising out of claims, actions or proceedings asserted or threatened against them in their respective capacities for the Funds, as described in the materials presented to the Board, be, and it hereby is, authorized and approved; and it is

         FURTHER RESOLVED, that the premium for the Policy set forth in the materials presented to the Board (inclusive of fees and taxes) be, and it hereby is, approved, and it is

         FURTHER RESOLVED, that the premium for the Policy be, and it hereby is, determined to be fair and reasonable; and it is

         FURTHER RESOLVED, that the proper officers of the Trust be, and they hereby are, authorized and directed to take such actions as may be required to amend the Policy to include in the coverage new Funds launched by the Trust, as of the date each is declared effective by the Securities and Exchange Commission ("Commission"); and it is

         FURTHER RESOLVED, that the appropriate officers of the Trust be, and each hereby is, authorized to make any and all payments, including the payment of any additional reasonable fees and taxes that may be charged in connection with the Policy, and to do any and all other acts, in the name of the Trust and on its own behalf, as they, or any of them, may determine to be necessary or desirable and proper in connection with or in furtherance of the foregoing resolutions.

Approval of Fidelity Bond Policy

         RESOLVED, that the Board of Trustees of WisdomTree Trust, including a majority of those Trustees who are not "interested persons" of WisdomTree Trust, find that the terms and amount of the Fidelity Bond Policy ("Bond Policy") to be obtained from St. Paul Surplus Lines Insurance Company is in the best interests of the Trust, and its Funds, that the proper officers of the Trust be, and they hereby are, authorized to execute, with the advice of legal counsel to the Trust, the Bond Policy with a maximum single loss limit of $1,000,000 and an annual aggregate limit of $2,000,000, as described in the materials presented to the Board; and it is

         FURTHER RESOLVED, that the premium for the Bond Policy set forth in the materials presented to the Board be, and it hereby is, approved, and it is

         FURTHER RESOLVED, that the premium for the Bond Policy be, and it hereby is, determined to be fair and reasonable; and it is

         FURTHER RESOLVED, that the proper officers of the Trust hereby are authorized to execute and deliver an agreement on behalf of the Trust regarding the allocation of premiums to each Fund, initially on a pro rata basis based on the number of Funds launched by the Trust, for and share of recovery from the Bond Policy as required by Rule 17g-1(f) under the Investment Company Act of 1940, as amended ("1940 Act"); and it is

          FURTHER RESOLVED, that the following practices are hereby adopted as the procedures for allocating and reallocating Bond Policy premium expenses among the Funds, after the Trust's initial year of operations: (i) the Bond Policy premium expense allocated to each Fund will be based on either a pro rata basis based on the number of Funds launched by the Trust or the amount of assets in each Fund, as determined by the Trust's officers with advice of counsel, and (ii) coverage for the Trust under the insured bond will be based on the amount of coverage required by Rule 17g-1(d) under the 1940 Act from time to time plus additional coverage to allow for reasonable growth of the Trust; and it is

          FURTHER RESOLVED, that the proper officers of the Trust be, and they hereby are, authorized and directed to implement the foregoing procedures by, among other things: (1) monitoring the amount of Bond Policy coverage assigned to the Trust and, if necessary, increasing or decreasing such coverage to comply with the Board's procedures, and
          (ii) if necessary, reallocating the Bond Policy expense in accordance with the foregoing procedures for allocating the premium adopted by the Board; and it is

         FURTHER RESOLVED, that the Secretary is hereby designated as the officer responsible for making the necessary filings and giving the notices with respect to such bond required by paragraph (g) of Rule 17g-1 under the 1940 Act; and it is


         FURTHER RESOLVED, that the proper officers of the Trust are hereby directed to:

         (1) File with the Commission within 10 days after execution of the fidelity bond or amendment thereof (i) a copy of the bond, (ii) a copy of each resolution of the Board of Trustees including a majority of the directors who are not "interested persons," approving the amount, type, form and coverage of such bond and the portion of the premium to be paid by each Fund, (iii) a statement as to the period for which the premiums for such bond have been paid, and (iv) a copy of each agreement among the Funds entered into pursuant to Rule 17g-1(f) under the 1940 Act, and (v) a copy of any amendment to such Agreement within 10 days after the execution of such amendment;

         (2) File with the Commission, in writing, within five days after the making of a claim under the bond by a Fund, a statement of the nature and amount thereof;

         (3) File with the Commission within five days after the receipt thereof, a copy of the terms of the settlement of any claim under the Bond Policy; and

         (4) Notify by registered mail each member of the Board of Trustees at his or her last known residence of (i) any cancellation, termination or modification of the Bond Policy, not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claims under the Bond Policy by a Fund at any time the filings required under (2) and (3) above are made with the Commission and (iii) the filing and proposed terms of settlement of any claim under the Bond Policy by any other insured, within five days of the receipt of a notice from the fidelity insurance company.

     [Text Not Relevant to Approval of Insurance and Fidelity Bond Deleted]

         This Unanimous Written Consent may be executed in one or more counterparts, each of which when taken together shall constitute one instrument.

         Adoption of the foregoing resolutions as the act of the Board of Trustees shall be effective as of March 13, 2006.

/s/Gregory Barton
------------------------------------
Gregory Barton



/s/Toni Massaro
------------------------------------
Toni Massaro



/s/Jonathan Steinberg
------------------------------------
Jonathan Steinberg



/s/ Victor Ugolyn
------------------------------------
Victor Ugolyn